EXHIBIT 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of July 9, 2026, is by and among Peak XV Partners Seed Investment, Peak XV Partners Seed Fund I Ltd, Peak XV Partners Principals Seed Fund I Ltd and Peak XV Partners Seed Management I Ltd (the foregoing are collectively referred to herein as the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule  13D with respect to the Class A Ordinary Shares of Horizon Quantum Holdings Ltd. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D (and any amendments thereto) on behalf of each of such parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon one week’s prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

Peak XV Partners Seed Investment

By:

/s/ Satyadeo Bissessur

Name:

Satyadeo Bissessur

Title:

Director

Peak XV Partners Seed Fund I Ltd

By:

/s/ Satyadeo Bissessur

Name:

Satyadeo Bissessur

Title:

Director

Peak XV Partners Principals Seed Fund I Ltd

By:

/s/ Satyadeo Bissessur

Name:

Satyadeo Bissessur

Title:

Director

Peak XV Partners Seed Management I Ltd

By:

/s/ Harish Sumsurooah

Name:

Harish Sumsurooah

Title:

Director